Confidential
December 3, 2012
PRELIMINARY | SUBJECT TO FURTHER REVIEW AND EVALUATION
These materials may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Credit Suisse AG or its Affiliates (hereafter “Credit Suisse”).
Project Florida
Discussion materials for the Special Committee
Maine discussion materials
Exhibit (c)-8

Confidential Table of contents 1. Introduction 2. Maine financial analysis 3. Pro forma financial impact Appendix 1

Confidential 1. Introduction 2

Confidential

Maine current proposal overview
Source: Public filings, company projections at forward curve pricing as of 11/30/12 and FactSet Research Systems.
Note: Fully diluted share count assumes transaction close of 12/31/12.
(1) Values and multiples as implied by proposed transaction.
(2) Assumes 161.9 million basic shares outstanding for Maine per Maine management, 14.3 million options outstanding at a weighted average exercise price of $14.20 per share, 0.1 million RSUs and $12.1 million of 8.0% convertible preferred stock with a conversion price of $6.84. Maine corporate adjustments as of 9/30/12 based on $191.9 million of cash and cash equivalents, $700 million of 5.75% convertible preferred stock, $188.9 million of 4%
convertible notes, $67.8 million of 5.25% of convertible notes and $300 million of 11.875% senior notes per Maine 10Q (not pro forma for sale of West Delta /
Mississippi Canyon and Eugene Island properties effective July 2012).  Assumes 949.3 million basic shares outstanding for Florida, 13.6 million options exercisable at weighted average price of $33.10 and RSUs of 1.3 million. Florida corporate adjustments as of 9/30/12 based on $3.7 billion of cash, $3.5 billion of debt and $3.6 billion of noncontrolling interest per Florida 10-Q.
(3) Assumes unrisked 3P reserves of 335 Bcfe and unrisked resource potential of 63.7 Tcfe, per Maine management.
(4) Assumes unrisked 3P reserves of 335 Bcfe and unrisked resource potential of 21.7 Bcfe, per RPS.
Florida Special Committee proposed
to acquire Maine in a transaction with
a per share consideration of $14.75
of cash and 1.15 units of 5% royalty
trust
Royalty trust receives revenue from
current ultra-deep exploration
prospects
Maine current proposal – Financial
summary
($ in millions, except where otherwise noted)
Maine at current proposal (1)
Cash + Unit
(Case 1:  RPS Cash + Unit
Florida resource / (nominal
at market Maine Cash risking case) value)
Share price (11/30/12) $39.01 $8.53 $14.75 $16.29 $16.90
% premium / (discount) to current 72.9% 91.0% 98.1%
% premium / (discount) to 52-week high (20.3%) (48.5%) (11.0%) (1.7%) 2.0%
Equity value $37,162 $1,401 $3,429 $3,779 $3,919
Enterprise value (2) 40,562 2,466 3,537 3,888 4,027
Enterprise value /
2012E EBITDA(X) 5.7x 11.8x 17.0x 18.7x 19.3x
2013E EBITDA(X) 4.2x 10.6x 15.1x 16.6x 17.2x
Proved reserves ($ / mcfe) $10.19 $14.61 $16.06 $16.64
Recoverable unrisked resources ($ / mcfe) – per Maine
(3) 0.04 0.06 0.06 0.06
Recoverable unrisked resources ($ / mcfe – per RPS
(4)
0.11 0.16 0.18 0.18
2012E Production ($ / mcfe/d) 17,867 25,633 28,171 29,180
2013E Production ($ / mcfe/d) 16,438 23,582 25,917 26,846
Pre-tax PV-10% 3.0x 4.3x 4.7x 4.9x
Price /
2012E CFPS 7.2x 11.6x 20.1x 22.2x 23.1x
2013E CFPS 5.1x 6.0x 10.3x 11.4x 11.8x
Statistics
12/31/2011 Proved reserves (Bcfe) 242 242 242 242
% oil 40.6% 40.6% 40.6% 40.6%
% developed 91.1% 91.1% 91.1% 91.1%
Resource potential (Tcfe) 63.7 63.7 63.7 63.7
2012E production (mcfe/d) 138 138 138 138
% oil 40.6% 40.6% 40.6% 40.6%
R/P 4.8x 4.8x 4.8x 4.8x

Confidential

Maine current proposal summary
Note: Based on forward curve pricing as of 11/30/12.  See page 11 for case description.
(1) Implied Maine resource case based on ultra-deep resource potential and resource risking values implied by a $1.88 per share value for a 5% override royalty interest on ultra-deep resource production; implied 4.1 Tcfe of net risked resource potential in ultra-deep assuming 12% discount rate for illustrative purposes.
(2) Based on RPS resource estimate for ultra-deep net risked resource potential of 2.8 Tcfe.
(3) Value per unit based on 5% overriding royalty interest on gross revenue from ultra-deep resource potential at an illustrative 12% discount rate. Total number of units of 229.2 million, equal to fully diluted share count, excluding stock options and RSUs (including 51 million of shares held by Pennsylvania and 33 million of shares issued to Florida upon conversion of $500 million convertible security).
(3)
($ in millions, except per share values)
Per share value to public shareholders
and Pennsylvania
Implied Maine Case 1:  RPS
resource case (1) resource / risking case (2)
Cash consideration
Cash portion – prior proposal $15.50 $15.50
Proposed reduction (0.75) (0.75)
Cash portion – current proposal $14.75 $14.75 A
$1.88 $1.34
Royalty units
1 unit per Maine share 1.00 1.00
Units issued to Florida convertible (to be paid to Maine holders) 0.15 0.15
5% Royalty units issued to public shareholders and Pennsylvania 1.15x 1.15x
Total royalty value paid to Maine holders (other than Florida) $2.15 $1.54 B
Aggregate offer value $16.90 $16.29 A + B
Value per unit

Confidential
Maine share price performance

Source: Factset Research Systems.
Current
52-week Average Closing Share Price
11/30/2012
High Low 5-day 10-day 20-day 60-calendar day 90-calendar day 1-year 2-year 3-year
$8.53 $16.57 $7.25 $8.69 $10.54 $11.55 $11.54 $11.87 $12.06 $13.76 $13.64
11/30/09 5/5/10 10/8/10 3/14/11 8/18/11 1/20/12 6/26/12 11/30/12
$0
$3
$6
$9
$12
$15
$18
$21
$24
0
10,000
20,000
30,000
40,000
50,000
60,000
70,000
80,000
1/11/2010:
Announced
discovery on its
Davy Jones ultra-
deep prospect
located on South
Marsh Island Block
230 in
approximately 20
feet of water
5/3/2010:
James R. Moffett
named President
and Chief
Executive Officer
9/8/2011:
Acquired Whitney
Exploration’s interest
in Davy Jones and
Blackbeard East
exploration projects
9/4/2012:
Announced
September
expected timing of
Davy Jones flow
test
7/30/2012:
Announced delay
in planned Davy
Jones flow test to
August
12/30/2010:
Announced the
completion of its
previously announced
acquisition of
Pennsylvania’s shallow
water GOM shelf
assets and related
financings.
1/5/2012:
Announced the
completion of
activities at the
Davy Jones No. 1
discovery well are
in an advanced
stage
11/26/2012:
Announced that
solvents will have
to be injected into
Davy Jones well to
obtain a
measurable flow
test
Volume in Thousands Maine

Vei quo brute movet patrioque, porro legin

CREDIT SUISSE

Confidential

Selected equity research perspectives
Source: Bloomberg, FactSet Research Systems.
Note: Excludes price targets issued prior to Maine’s GOM exploration and development update on November 26, 2012.
(1) Based on Maine’s closing share price of $8.53 as of 11/30/12.
(2) Based on current proposal of $16.29 per share.
JPMorgan, 11/27/12
“Stock still overvalued. Despite Monday’s 22.5% stock price decline, we think Maine shares still are overvalued. Maine closed Monday at $9.65/share. Using NYMEX futures, we calculate that Maine has zero equity value. Using our JPM price deck ($5.50/Mcf long-term gas), we value Maine at $2.31/share.
According to our NAV, the market already is giving significant credit for success at Davy Jones as well as at other Ultra-Deep Shelf (UDS) fields.”
Premium / (discount) Premium / (discount)
Date Name Recommendation Price target
to current
(1)
to current proposal
(2)
11/29/12 Susquehanna Positive $18.00 111.0% 10.5%
11/28/12 Capital One Southcoast Add 12.00 40.7% (26.3%)
11/28/12 Ladenburg Thalmann & Co. Buy 21.00 146.2% 28.9%
11/27/12 JPMorgan Underweight NA NA NA
11/27/12 Howard Weil Inc Market perform 15.00 75.8% (7.9%)
11/27/12 RBC Capital Sector perform 10.00 17.2% (38.6%)
11/26/12 Jefferies Hold 12.00 40.7% (26.3%)
11/26/12 Guggenheim Securities Buy 20.00 134.5% 22.8%
Mean $15.43 80.9% (5.3%)
Median 15.00 75.8% (7.9%)

Confidential 2. Maine financial analysis 7

Confidential

Overview of Maine financial analysis
methodologies
Reviewed current trading
multiples of selected public
companies
Applied selected multiple ranges
to Maine’s projected financial
and operating data
Reviewed purchase price
multiples of selected transactions
Applied selected multiple ranges
to Maine’s financial and operating
data
Selected Companies Analysis Selected Transactions Analysis
Discounted proved, probable,
possible (“3P”) and resource
potential 14.25-year unlevered free
cash flows (9/30/12–12/31/2026E)
Cash flows from remaining
reserves after 2026E discounted
to 9/30/12 based on the weighted
average remaining life of
production
Discount rates based on capital
asset pricing model and weighted
average cost of capital
Various pricing and risking cases
drive cash flows
Discounted Cash Flow (“DCF”)
Net Asset Value (“NAV”) Analysis
Reference Ranges

Confidential
Cash

Maine financial analysis
Note: Cash flows discounted to 9/30/12 using discount rates of 11% and 13%. Based on forward curve pricing as of 11/30/12.
Resource risking: RPS: 13%; Maine management: 30%.  Multiples based on low end and high end of ranges.
(1) Royalty trust value based on corresponding resource and risking and 5% overriding royalty interest on gross revenue from ultra-deep resource potential at an illustrative discount rate of
12%. Values for Cases 1-3 based on 1.15 units.
(2) Based on 2011A proved reserves of 242 Bcfe.  Not pro forma for sale of West Delta / Mississippi Canyon and Eugene Island properties effective July 2012.
(3) Based on unrisked 3P reserves of 332 Bcfe and unrisked resource potential of 21.7 Tcfe per RPS.  Italics based on unrisked 3P reserves of 332 Bcfe and unrisked resource potential of 63.7 Tcfe per
Maine management.
(4) Based on net unrisked resource estimate of 21.7 Tcfe per RPS.
(5) Based on net unrisked resource estimate of 63.7 Tcfe per Maine management.
Current Maine
$8.53
DCF / NAV – Case 2:
Maine management
resource / RPS
risking
(5)
DCF / NAV – Case 3:
Maine management
resource / risking
(5)
DCF / NAV – Case 1:
RPS resource /
risking
(4)
Selected transactions
analysis
Selected companies
analysis
Implied
reserve multiple
($/Mcfe)
(2)
$9.30 – $14.46
14.44 – 16.72
28.87 – 34.64
56.97 – 69.54
16.53 – 24.79
Offer consideration
per share
1.15 units
Royalty trust
1.15 units
$1.54
4.26
9.53
$14.75
14.75
14.75
14.75
14.75
(1)
$80
Implied
recoverable
resource
multiple
($/Mcfe)
(3)
$0.10 – $0.16
0.16 – 0.18
0.32 – 0.38
0.63 – 0.76
0.18 – 0.27
0.04 – 0.05
0.06 – 0.09
0.05 – 0.06
0.11 – 0.13
0.22 – 0.26
+
+
+
+
+
+
$58.25
$29.71
$14.68
$17.16
$7.23
$71.01
$35.57
$17.36
$25.57
$14.71
$0 $10 $20 $30 $40 $50 $60 $70

Confidential
3P reserve estimates based on reserve reports prepared by Ryder Scott, Maine’s third-party reserve engineers
Projection model with production and costs for ~3 Tcfe of net resource potential provided by Maine management
– Scaled up to 21.5 Tcfe of net unrisked resource potential per analysis provided by RPS, the Special Committee’s reserve engineers, and 63.5 Tcfe of net unrisked resource potential per Maine management
– Recently revised RPS estimate of 21.5 Tcfe of net unrisked ultra-deep resource potential based on additional diligence sessions and new information received from Maine management (see page 22)
– In addition, included development plan for Davy Jones discovery, provided by Maine management (~200 Bcfe of ~4 Tcfe discoveries net to Maine)
Analyzed 14.25-year unlevered free cash flows (9/30/12–12/31/2026E)
– Projected unlevered free cash flows to 9/30/12; discounted using discount rates of 11–13%
– Cash flows from remaining reserves after 2026E discounted to 9/30/12 based on the weighted average remaining life of production
Assumes forward curve pricing as of 11/30/2012
(1)
Reserve and resource risking assumed per RPS and Maine management
– 13% risking for ultra-deep resource potential per RPS
– 30% risking for ultra-deep resource potential per Maine management
Cash G&A and non-cash G&A per Maine management
Plan tax rate of 38% per Maine management
Tax basis of assets per Maine management

Maine NAV analysis assumptions
Note: Tax assumptions per Maine management as follows: Capital recovery assumes 25% of future capital expenditures allocated to tangible assets and 75% to intangible drilling costs expensed in year incurred.  Tangible assets depreciated using a 7-year MACRS schedule.
Analysis doesn’t account for AMT and withholding taxes.
Not pro forma for sale of West Delta / Mississippi Canyon and Eugene Island properties effective July 2012.
(1) Source:  Bloomberg, FactSet Research Systems.
(2) Represents average of spot prices until 9/30/12 and forward curve pricing for remaining 2012.
(2) 2012 2013 2014 2015 2016 2017 2018 2019 Thereafter
WTI ($/bbl) $88.13 $90.23 $90.37 $88.61 $86.70 $86.03 $85.74 $85.63 $85.53
Henry Hub ($/MMbtu) 3.60 3.77 4.12 4.26 4.66 4.87 5.10 5.37 5.66

Confidential
Maine risked NAV analysis

(1)
Analysis based on forward curve pricing as of 11/30/2012
(1) Maine corporate adjustments as of 9/30/12 based on $191.9 million of cash and cash equivalents, $700 million of 5.75%
convertible preferred stock, $188.9 million of 4% convertible notes, $67.8 million of 5.25% of convertible notes and $300 million of 11.875% senior notes per Maine 10Q (not pro forma for sale of West Delta / Mississippi Canyon and Eugene Island properties effective July 2012).
(2) Assumes 161.9 million basic shares outstanding per Maine management, 14.3 million options outstanding at a weighted average exercise price of $14.20 per share, 0.1 million RSUs and $12.1 million of 8.0% convertible preferred stock with a conversion price of $6.84.
(1)
(1)
(2)
(2)
(2)
Case 1 – RPS resource / risking case
Low – High
Discount rate 13.0% – 11.0%
PV of unlevered free cash flow $3,494 – $4,046
(–)
Corporate adjustments (1,065) – (108)
Implied equity value reference range 2,429 3,938
Implied per share reference range $14.68
–
$17.36
Case 2 – Maine management resource / RPS risking case
Low – High
Discount rate 13.0% – 11.0%
PV of unlevered free cash flow $6,988 – $8,384
(–)
Corporate adjustments (108) – (108)
Implied equity value reference range 6,880 – 8,276
Implied per share reference range $29.71
–
$35.57
Case 3 – Maine management resource / risking case
Low – High
Discount rate 13.0% – 11.0%
PV of unlevered free cash flow $13,789 – $16,830
(–)
Corporate adjustments (108) – (108)
Implied equity value reference range 13,681 – 16,722
Implied per share reference range $58.25
–
$71.01

Confidential

Maine risked NAV sensitivity analysis
Maine management resource cases commodity price sensitivity analysis
RPS resource case commodity price sensitivity analysis
Note: Assume forward curve pricing for 2012 – 2014 and flat pricing where indicated thereafter.
Analysis based on illustrative discount rate of 12%.
Before adjustment for 5% royalty.
(1) Forward curve pricing as of 11/30/12.
(2)
(2)
(1)
(1)
Credit Suisse research pricing
2012E 2013E 2014E 2015E Thereafter
Brent ($/bbl) $110.60 $115.00 $110.00 $90.00 $90.00
WTI ($/bbl) 95.11 106.00 102.00 83.50 83.50
Henry Hub ($/MMbtu) 2.74 3.70 4.29 4.50 4.50
(2)
Commodity price
WTI oil Forward curve Credit Suisse $80.00 $90.00 $100.00 $110.00
Nat. Gas pricing research pricing 3.00 4.00 5.00 6.00
Case 1 –
RPS resource / risking
$16.11 $12.95 $6.25 $11.11 $15.57 $18.90
Commodity price
WTI oil Forward curve Credit Suisse $80.00 $90.00 $100.00 $110.00
Nat. Gas pricing research pricing 3.00 4.00 5.00 6.00
Case 2 –
Maine management $32.48 $25.95 $13.86 $22.72 $30.76 $38.82
resource / RPS risking
Case 3 –
Maine management 64.27 49.35 24.61 42.33 59.92 77.42
resource / risking

Confidential
Maine royalty sensitivity analysis

(2)
Per share estimate for royalty (1)
($ per share, except where otherwise indicated)
Maine price per share – ultra-deep royalty rate sensitivity
($ per fully diluted share outstanding, except where otherwise indicated)
(3)
(3)
Resource Net implied Royalty Production estimate (Mmcfe/d)
Risking risked resource (Tcfe) 5.0% 2013E 2014E 2015E
Case 1 – RPS resource / risking 13.1% 2.8 $1.34 44.7 121.8 222.3
Case 2 – Maine management resource / RPS risking 13.1% 8.3 $3.70 44.7 220.0 517.1
Case 3 – Maine Management resource / risking 30.0% 19.1 8.29 44.7 410.7 1,089.2
RPS resource Maine management
estimate
(2)
resource estimate
(3)
Case 1 Case 2 Case 3
RPS risking RPS risking Maine risking
Implied price per Maine share (NAV analysis) $16.11 $32.48 $64.27
Implied price per Maine share assuming:
5% royalty on resource potential 15.09 30.32 59.26
th
Note: Royalty interest not on 8/8 basis.
(1) Royalty payment based on revenue from ultra-deep prospects for 2012 through end of resource life. Analysis based on forward curve pricing as of 11/30/12 and illustrative discount rate of 12%.
(2) Assumes 21.5 Tcfe of unrisked ultra-deep resource potential plus 200 Bcfe for Davy Jones.
(3) Assumes 63.5 Tcfe of unrisked ultra-deep resource potential plus 200 Bcfe for Davy Jones.

Confidential
($ in millions, except as indicated)
Proved Reserves Enterprise Value /
% of % Total Proved Total
Price 52-Week Market Enterprise Total Proved %
Resources
EV / EBITDAX Reserves Resources Daily Production ($/Mcfe/d)
Company (11/30/12) High Value Value Bcfe Dev. Gas R/P (Bcfe) 2012E 2013E ($/Mcfe) ($/Mcfe) 2012E 2013E
GOM independent E&P
Energy XXI $31.68 79.9% $2,512 $3,533 718 68.3% 29.1% 6.6x 25,752 4.1x 3.7x $4.92 $0.14 $11,940 $8,597
W&T Offshore 16.57 60.5% 1,232 2,158 747 62.8% 42.7% 8.2 1,648 4.2 3.6 2.89 1.31 8,608 7,705
Stone Energy 20.73 58.4% 1,026 1,679 602 59.8% 54.4% 7.2 1,392 2.7 2.6 2.79 1.21 7,333 6,606
EPL Oil & Gas 20.99 91.2% 821 1,510 461 74.6% 37.4% 13.5 NA 5.5 3.3 3.28 NA 16,160 10,775
Contango 40.99 63.0% 623 485 257 97.6% 78.5% NA NA NA NA 1.89 NA NA NA
PetroQuest Energy 5.33 72.1% 343 522 265 60.9% 91.3% 7.8 1,333 6.2 4.3 1.97 0.39 5,628 5,056
Crimson Exploration 2.74 48.2% 126 367 200 36.9% 81.2% 14.0 1,748 4.5 3.8 1.83 0.21 9,365 8,528
Mean 65.8% 59.2% 9.6x 4.5x 3.6x $2.80 $0.65 $9,839 $7,878
Median 62.8% 54.4% 8.0 4.4 3.7 2.79 0.39 8,986 8,116
Global explorers
Tullow Oil $22.07 86.7% $20,096 $20,821 1,786 – 18.0% 11.0x 6,711 7.6x 6.6x $11.66 $3.10 $46,894 $39,704
OGX 2.06 19.1% 6,658 9,630 NA NM NA NA 64,800 NM NM NM 0.15 98,815 21,235
Cobalt 23.32 63.9% 9,577 8,565 NM NA NM NM 65,400 NM NM NM 0.13 NM NM
Kosmos Energy 11.86 78.4% 4,613 5,192 306 50.3% 7.8% 7.8 11,010 13.7 8.8 16.97 0.47 48,612 34,202
Afren 2.19 89.8% 2,405 3,103 1,110 – 0.9% 12.1 5,970 2.8 3.0 2.80 0.52 12,306 12,996
Ophir Energy 7.89 76.0% 3,147 2,693 NM – NM NM 15,000 NM NM NM 0.18 NM NM
Mean 12.6% 8.9% 10.3x 8.0x 6.1x $10.47 $0.76 $51,657 $27,034
Median – 7.8% 11.0 7.6 6.6 11.66 0.33 47,753 27,718
Maine (at market) $8.53 51.5% $1,401 $2,466 242 91.1% 59.4% 4.8x 64,035 14.3x 15.2x $10.19 0.04 / 0.11 $17,664 $14,192
Maine (Maine Mgmt.) 8.53 51.5% 1,401 2,466 242 91.1% 59.4% 4.8 64,035 11.8 10.6 10.19 0.04 / 0.11 17,867 16,438
Source:  Company filings, press releases, Wall Street research and I/B/E/S consensus estimates.  Maine not pro forma for sale of West Delta / Mississippi Canyon and Eugene Island properties effective July 2012.
Note: Balance sheet data and reserves presented pro forma where appropriate.  R/P ratios based on 2012E production.
(1) Includes unrisked 3P reserves and resource potential, where disclosed.
Illustrative Oil:Gas ratio of 6:1 and 6:1 based on thermal and price equivalence, respectively.
(2) Maine management / RPS resource estimates.
Selected companies trading statistics

(2)
/ 22,032
/ 22,032
(2)
(2)
(2)
(1)

Confidential
Selected companies analysis

Source: Public filings and Maine management estimates.  Not pro forma for sale of West Delta / Mississippi Canyon and Eugene Island properties effective July 2012.
(1) Maine corporate adjustments as of 9/30/12 based on $191.9 million of cash and cash equivalents, $700 million of 5.75% convertible preferred stock ($500 million held by Florida does not convert at any price), $188.9 million of 4% convertible notes, $67.8 million of 5.25% of convertible notes and $300 million of 11.875% senior notes per Maine 10Q.
(2) Assumes 161.9 million basic shares outstanding for Maine per Maine management, 14.3 million options outstanding at a weighted average exercise price of $14.20 per share, 0.1 million RSUs and
$12.1 million of 8.0% convertible preferred stock with a conversion price of $6.84.
(3) Based on Maine’s closing share price as of 11/30/12.
(3)
($ in millions, except per unit and per share amounts)
Maine Selected range
Implied enterprise value range
data
Low – High Low – High
Enterprise Value/
Proved reserves ($ / Mcfe) 242 $9.00 – $13.00 $2,178 – $3,147
2012E Daily Production ($ / Mcfe/d) 138 $15,000 – $25,000 2,070 – 3,450
2013E Daily Production ($ / Mcfe/d) 150 12,500 – 20,000 1,875 – 3,000
Total unrisked resources – Maine management 64,035 $0.10 – $0.20 6,403 – 12,807
Total unrisked resources – RPS 22,032 0.10 – 0.20 2,203 – 4,406
Enterprise value reference range $2,250 – $3,500
(–)
Corporate adjustments
(1) (1,065) – (1,065)
Implied equity value reference range $1,185 – $2,435
Implied per share reference range
(2)
$7.23 $14.71
(15.2%) – 72.5%
(55.6%) – (9.7%)
% premium / (discount) to current – $8.53
% premium / (discount) to current proposal (Case 1: RPS resource
/ risking case) –
$16.29
($ / Mcfe)
($ / Mcfe)

Confidential
Selected corporate transactions

Source: J.S. Herold, Bloomberg, company press releases.
Note: Maine not pro forma for sale of West Delta / Mississippi Canyon and Eugene Island properties effective July 2012.
(1) Unrisked, includes 3P reserves and resource estimates. “NA” for transactions with unavailable information for total recoverable resources.
(2) As of announcement date.
(3) Brigham’s daily production of 16,800 Boe/d is net of royalties.
(4) As of 11/30/12.
(5) Maine management / RPS resource estimates.
/ 22,032
(5)
/ 22,032
(5)
/ $0.11
(5)
/ 0.18
(5)
Maine (at market     )
($ in millions, except per unit amounts)
Total Transaction Value /
Proved recoverable % Reserve Proved Daily Recoverable 12-Month
Announce Buyer / Transaction Reserves resources % Proved Life LTM Reserves Prod. resources NYMEX forward curve (2)
Date Seller Consideration Value (Bcfe) (Bcfe)
(1)
Gas Dev. (Years) EBITDAX ($/Mcfe) ($/Mcfe/d) ($/Mcfe)
(1)
Oil ($/bbl) Gas ($/mcf)
07/23/12 CNOOC Limited / Nexen Inc. 100% cash $17,743 5,532 43,098 12% 50% 10.4x 4.2x $3.21 $12,175 $0.41 $90.38 $3.19
04/25/12 Halcon Resources / GeoResources 53% cash / 47% stock 1,000 175 908 33% 70% 15.2 9.9 5.70 31,626 1.10 103.16 2.01
02/01/12 SandRidge Energy / Dynamic Offshore Resources 53% cash / 47% stock 1,275 375 NA 50% 80% 6.8 4.7 3.40 8,439 NA 97.61 2.32
10/17/11
Statoil / Brigham Exploration (3)
100% cash 4,643 401 2,801 22% 35% 10.9 17.2 11.58 46,057 1.66 86.38 3.70
07/15/11 BHP Billiton / Petrohawk 100% cash 15,068 3,392 35,000 92% 35% 11.5 12.3 4.44 18,584 0.43 98.30 4.63
11/09/10 Chevron / Atlas Energy 88% cash / 12% stock 4,315 847 9,000 99% 44% 29.0 19.2 5.09 53,929 0.48 89.18 4.34
04/15/10 Apache Corporation / Mariner Energy Inc. 30% cash / 70% stock 4,458 1,087 5,438 53% 37% 9.5 8.4 4.10 14,218 0.82 88.87 4.89
04/01/10 Sandridge Energy / Arena Resources 6% cash / 94% stock 1,535 416 NA 15% 37% 22.3 12.3 3.69 30,070 NA 86.47 4.81
03/22/10 CONSOL Energy Incorporated / CNX Gas Corporation 100% cash 987 319 3,016 NA 54% 19.2 2.5 3.09 21,647 0.33 82.14 4.83
12/14/09 Exxon Mobil Corporation / XTO Energy Incorporated 100% stock 40,496 14,827 45,000 84% 61% 14.0 5.9 2.73 13,956 0.90 75.61 4.25
11/01/09 Denbury Resources / Encore Acquisition Company 30% cash / 70% stock 4,465 1,322 3,954 33% 80% 13.4 11.8 3.38 16,521 1.13 79.71 5.62
04/30/08 Stone Energy / Bois d'Arc Energy 55% cash / 45% stock 1,796 335 NA 57% 74% 8.0 4.8 5.36 15,608 NA 112.21 11.07
07/14/08 Royal Dutch Shell / Duvernay Oil Corp 100% cash 5,838 468 2,000 91% 44% 10.4 18.5 12.48 47,540 2.92 146.10 12.05
07/17/07 Plains Exploration / Pogo Producing 42% cash / 58% stock 3,700 1,314 NA 65% 73% 12.7 5.3 2.85 13,152 NA 73.45 7.63
01/07/07 Forest Oil / Houston Exploration 50% cash / 50% stock 1,589 700 NA 96% 67% 8.9 4.6 2.27 7,384 NA 60.35 7.07
06/23/06 Anadarko / Kerr-McGee 100% cash 17,818 5,388 NA 62% 71% 9.5 5.8 3.31 11,516 NA 73.06 8.37
06/23/06 Anadarko / Western Gas Resources Incorporated 100% cash 5,385 921 NA 97% 43% 12.8 10.3 5.85 27,335 NA 72.97 8.46
04/21/06 Petrohawk / KCS Energy 29% cash / 71% stock 1,943 463 1,463 88% 73% 8.1 5.9 4.22 12,511 1.33 76.72 10.00
01/23/06 Helix Energy / Remington Oil & Gas 58% cash / 42% stock 1,292 279 NA 60% 57% 9.3 5.9 4.22 12,511 NA 69.51 9.45
12/12/05 ConocoPhillips / Burlington Resources Incorporated 51% cash / 49% stock 36,400 12,484 NA 69% 73% 11.8 6.3 2.92 12,607 NA 63.52 12.06
10/13/05 Occidental Petroleum / Vintage Petroleum 39% cash / 61% stock 3,993 2,623 NA 32% 67% 15.8 6.8 1.52 8,769 NA 63.40 11.77
09/19/05 Norsk Hydro / Spinnaker Exploration 100% cash 2,547 374 NA 49% 34% 7.2 9.1 6.82 17,886 NA 67.98 11.93
04/04/05 Chevron / Unocal Corporation 25% cash / 75% stock 18,362 10,522 NA 62% 52% 11.3 5.0 1.75 7,199 NA 58.44 8.10
01/26/05 Cimarex Energy / Magnum Hunter 100% stock 2,097 838 NA 59% 75% 11.5 5.7 2.50 10,477 NA 47.73 6.60
Mean 60% 58% 12.5x 8.4x $4.44 $19,655 $1.05
Median 60% 59% 11.4 6.1 3.55 14,087 0.90
11/30/12 (4) $2,466 242 64,035 59% 91% 4.8x 11.8x $10.19 $17,867 $0.04 $90.23 $3.77
11/30/12 Maine (at current proposal – Case 1: RPS resource / risking case – $16.29) 3,888 242 64,035 59% 91% 4.8 18.7 16.06 28,171 0.06 90.23 3.77

Confidential
Selected asset transactions – GOM

Source: John S. Herold, public filings and press releases.
Note: Includes transactions above $500 million enterprise value.
Maine not pro forma for sale of West Delta / Mississippi Canyon and Eugene Island properties effective July 2012.
(1) Unrisked, includes 3P resource estimates. “NA” for transactions with unavailable information for total recoverable resources.
(2) As of announcement date.
(3) As of 11/30/12.
(4) Maine management / RPS resource estimates.
Ecopetrol S.A. Chevron Corporation Deepwater 510 – NA NA – NA 42,500 NA 109.71 8.24
02/01/08 Korea National Oil Corporation;Samsung C&T Taylor Energy Company Shallow Water 1,097 349 NA 24% 11.7 3.14 13,441 NA 91.75 8.10
06/21/07 McMoRan Exploration Company Newfield Exploration Company Shallow Water 1,100 327 NA 70% 3.3 3.36 4,074 NA 68.19 7.39
04/30/07 Eni S.p.A. Dominion Resources Inc Deepwater 4,730 961 NA 48% 5.9 4.92 10,653 NA 66.46 7.43
07/12/06 Repsol S.A. BP plc Deepwater 2,145 630 NA 8% NA 3.40 NA NA 74.16 5.51
05/16/06 Beryl Resources LP;First Reserve;Superior Energy Noble Energy Incorporated Shallow Water 625 162 NA 74% 3.7 3.86 5,208 NA 69.41 5.90
04/20/06 Mitsui & Company, Ltd.;Mitsui Oil Exploration Co., Ltd. Pogo Producing Company Shallow Water 500 143 NA 33% 5.4 3.50 6,944 NA 72.17 7.77
04/19/06 Apache Corporation;Mariner Energy, Inc.;Stone Energy BP plc Shallow Water 1,300 347 NA 53% 6.0 3.75 8,145 NA 71.35 7.57
04/07/06 Merit Energy Company The Houston Exploration Company Shallow Water 590 186 NA NA 6.4 3.17 7,375 NA 67.94 7.06
02/23/06 Marubeni Corporation Pioneer Natural Resources Company Deepwater 1,300 120 NA NA 1.4 10.83 5,702 NA 58.01 7.52
01/02/06 W&T Offshore, Inc. Kerr-McGee Corporation Shallow Water 1,030 345 NA 74% 5.9 2.98 6,408 NA 61.13 9.52
09/12/05 Mariner Energy, Inc. Forest Oil Corporation Shallow Water 1,130 332 NA 76% 3.9 3.40 4,850 NA 64.08 10.94
04/28/05 Statoil ASA Encana Corporation Deepwater 2,000 247 NA 6% NA 8.10 NA NA 51.61 7.09
04/04/05 Nippon Oil Corporation Devon Energy Corporation Shallow Water 595 252 NA 50% 2.9 2.36 2,491 NA 57.27 7.56
08/20/04 Apache Corporation Anadarko Petroleum Corporation Shallow Water 635 360 NA 50% 14.8 1.77 9,512 NA 48.70 5.36
01/13/03 Apache Corporation BP plc Shallow Water 509 433 NA 61% 3.8 1.17 1,621 NA 31.68 5.17
02/20/01 Hess Corporation LLOG Exploration Company Shallow Water 750 360 NA 70% 4.9 2.08 3,750 NA 29.16 5.44
Mean 50% 6.2x $4.42 $10,068 $1.56
Median 51% 5.7 3.40 8,045 1.22
11/30/12 $2,466 242 64,035 / 22,032 59% 4.8x $10.19 $17,867 $0.04 / $0.11 $90.23 $3.77
11/30/12 3,888 242 64,035 / 22,032 59% 4.8 16.06 28,171 0.06 / 0.18 90.23 3.77
Maine (at market     )
(3)
Maine (at current proposal – Case1: RPS resource / riskingcase – $16.29)
($ in millions, unless stated otherwise)
Total Transaction value /
Proved recoverable Reserve Proved Daily Recoverable 12-month
Ann. Asset Transaction reserves resources % life reserves Prod. resources
NYMEX strip
(2)
date Acquiror Target / Seller type value (Bcfe)
(Bcfe) (1)
Gas (years) ($/Mcfe) ($/Mcfe/d)
($/Mcfe) (1)
Oil Gas
09/17/12 EPL Oil & Gas, Inc. Hilcorp Energy Company Shallow Water $550 218 NA 46% 9.9x $2.53 $9,167 NA $99.00 $2.94
09/10/12 Plains Exploration & Production Co. Royal Dutch Shell plc Deepwater 560 80 341 23% 4.9 7.00 12,613 1.64 96.42 2.73
09/10/12 Plains Exploration & Production Co. BP plc Deepwater 5,550 681 2,905 23% 5.2 8.14 15,546 1.91 96.42 2.73
07/02/12 INPEX Corporation Anadarko Petroleum Corporation Deepwater 556 – 130 NA NA NA NA 4.29 84.96 2.74
02/24/12 Apollo Global Management EP Energy Corporation;El Paso Corporation Diversified 7,150 3,987 11,700 70% 12.1 1.79 7,944 0.61 107.49 2.67
11/21/10 Energy XXI (Bermuda) Limited Exxon Mobil Corporation Shallow Water 1,012 297 NA 39% 6.8 3.41 8,433 NA 81.51 3.79
10/25/10 Marubeni Corporation BP plc Deepwater 650 318 NA 62% 9.7 2.04 7,222 NA 81.16 3.19
09/20/10 McMoRan Exploration Company Plains Exploration & Production Co. Shallow Water 829 60 6,680 85% 3.7 13.82 18,424 0.12 73.66 4.11
04/12/10 Apache Corporation Devon Energy Corporation Shallow Water 1,050 245 NA 51% 6.0 4.28 9,375 NA 84.92 3.90
03/11/10 BP plc Devon Energy Corporation Deepwater 1,800 318 NA 62% 9.8 5.66 20,225 NA 82.09 4.44
12/22/09 Chevron;Eni;Exxon MobilMaersk Oil ; Petroleo Brasileiro; Statoil Devon Energy Corporation Deepwater 1,300 – 1,645 NA NA NA NA 0.79 72.47 5.79
09/03/08
(4)
(4)
(4)
(4)

Confidential
Selected transactions analysis

(6)
($ in millions, except per unit and per share amounts)
Maine Selected range
Implied enterprise value range
data Low – High Low – High
Proved reserves ($ / Mcfe) (1)
242 $13.00 – $16.00 $3,147 – $3,873
2012E daily production ($ / Mcfe/d) 138 $18,000 – $23,000 2,484 – 3,174
Total recoverable resources ($ / Mcfe) – Maine (2)
64,035 $0.12 – $0.30 7,684 – 19,210
Total recoverable resources ($ / Mcfe) – RPS (3)
22,032 0.12 – 0.30 2,644 – 6,610
Enterprise value reference range $4,000 – $6,000
(–) Corporate adjustments (4)
(108) – (108)
Implied equity value reference range $3,892 – $5,892
Implied per share reference range (5)
$17.16 – $25.57
% premium
/
(discount) to current – $8.53 101.2% – 199.7%
% premium / (discount) to current proposal (Case 1: RPS resource / risking case) – $16.29 5.3% 57.0%
Source: Public filings and Maine management.  Not pro forma for sale of West Delta / Mississippi Canyon and Eugene Island properties effective July 2012.
(1) As of 12/31/11 per Maine 10-K.
(2) Assumes unrisked 3P reserves of 335 Bcfe and unrisked resource potential of 63.7 Tcfe, per Maine management.
(3) Assumes unrisked 3P reserves of 335 Bcfe and unrisked resource potential of 21.7 Tcfe, per RPS.
(4) Maine corporate adjustments as of 9/30/12 based on $191.9 million of cash and cash equivalents, $700 million of 5.75% convertible preferred stock ($500 million held by Florida does not convert at any price), $188.9 million of 4% convertible notes, $67.8 million of 5.25% of convertible notes and $300 million of 11.875% senior notes per Maine 10Q.
(5) Assumes 161.9 million basic shares outstanding for Maine per Maine management, 14.3 million options outstanding at a weighted average exercise price of $14.20 per share, 0.1 million
RSUs and $12.1 million of 8.0% convertible preferred stock with a conversion price of $6.84.
(6) Based on Maine’s closing share price as of 11/3012.

Confidential 3. Pro forma financial impact 19

Confidential
Based on Florida, Pennsylvania and Maine share prices of
$39.01, $35.70 and $8.53 as of 11/30/12
Florida estimates per Florida management plan; assumes
transaction close of 1/1/13 for illustrative purposes
Commodity price assumptions based on forward curve
pricing as of 11/30/12
Florida stock issued at Florida share price of $39.01 as of
11/30/12
Share repurchase assumes Florida shares repurchased at a
10% premium to Florida’s closing share price of $39.01 as of
11/30/12 for illustrative purposes
Does not reflect pro forma financial impact of issuing royalty units
Pro forma balance sheet based on Florida, Pennsylvania
and Maine management plans
$2 billion minimum pro forma cash balance; 0.3% interest
rate earned on cash
3.75% interest rate on acquisition debt for illustrative
purposes
No synergies assumed for illustrative purposes
Marginal tax rate of 35%
Assumes that $500 million convertible preferred stock held
by Florida converts
Cash consideration excludes Pennsylvania and Florida
interest in Maine
Illustrative pro forma financial impact
Merger consideration 100% cash for Maine, 50/50 stock/cash for
Pennsylvania

Current proposals Selected assumptions
Source:  Florida management 5-year plan, Pennsylvania management 5-year plan and Maine Financial Projections.
(1) Implied value per share based on exchange ratio of 0.641x and Florida stock price of $39.01 as of 11/30/12.
(2) Includes Pennsylvania cash-settled RSUs.
(2)
(1)
Pennsylvania current proposal $50.00
% premium to current 40.1%
% stock 50.0%
Implied Pennsylvania aggregate equity consideration $6,804
Implied Pennsylvania aggregate transaction value 17,316
Pro forma Pennsylvania ownership (fully diluted) 8.4%
Maine current proposal (cash consideration) $14.75
% cash 100.0%
Maine equity purchase price $3,429
Maine transaction value 3,537
Pro forma impact
(1.4%)
Additional pre-tax synergies to breakeven $100
Share repurchase required for breakeven (millions of shares) 20.0
% of Florida basic shares outstanding repurchased 2.1%
27.0%
(0.6%)
25.9%
(0.8%)
26.5%
Total debt / 2012PF capitalization 45.7%
Total debt / 2012E EBITDA 1.7x
% of Florida basic shares outstanding issued 9.2%
Cash consideration $5,687
Accretion / (Dilution) – 2013E CFPS
Accretion / (Dilution) – 2014E EPS
Accretion / (Dilution) – 2014E CFPS
Accretion / (Dilution) – 2015E EPS
Accretion / (Dilution) – 2015E CFPS
Accretion / (Dilution) – 2013E EPS

Confidential Appendix 21

Confidential
RPS’ revisions to Maine’s ultra-deep resource
potential estimate
RPS revised its unrisked resource potential and risked resource potential estimate for Maine’s ultra-deep prospect inventory based on additional diligence sessions and new information received from Maine management
– Revised net unrisked resource potential of 21.5 Tcfe and net risked resource potential of 2.8 Tcfe, implying a risking factor of ~13% based on more detailed Geologic Probability of Success (“GPoS”) risking exercise with prospect and zone specific GPoS
Revisions based on updated pay associated with the prospects and inclusion of individual target reservoirs proposed by Maine
– Resulted in approximately 40% increase in RPS’ estimate of unrisked resources for the top 80% of the ultra-deep resource potential
– Specifically, England, Captain Blood, Drake, Highlander, Lineham Creek, and Calico Jack resource estimate increased from 11.1 Tcfe gross unrisked to 15.5 Tcfe gross unrisked resource
– Subsequent addition of Tortuga discovery resulted in a gross unrisked resource potential of 21.1 Tcfe for ~80% of Maine’s ultra-deep portfolio
– A 100% gross up implies 35.5 Tcfe of gross unrisked resource potential resulting at 4.7 Tcfe gross risked resource potential (13.1%
weighted average risking and 2.8 Tcfe net risked resource potential to Maine)
Source: RPS.
(1) Net interest based on weighted average working interest implied by Maine’s interest in individual prospects.  Excludes resources related to ultra-deep discoveries.

(1)
Initial RPS estimate Revised RPS estimate
Gross Maine
Gross RPS RPS GPoS Risked Gross RPS RPS GPoS Risked
Prospect
Resource (Tcfe)
Resource (Tcfe) GPoS RPS Resources (Tcfe) Resource (Tcfe) GPoS RPS Resources (Tcfe)
England 27.3 3.9 3.9 23.0% 0.9
Captain Blood 18.0 1.0 1.0 10.8% 0.1
Drake 14.6 2.4 2.4 20.3% 0.5
Highlander 13.3 1.6 3.3 9.5% 0.3
Lineham Creek 10.8 1.7 2.7 8.5% 0.2
Calico Jack 7.0 0.5 2.2 10.1% 0.2
Tortuga 5.6 – 5.6 9.2% 0.5
Total 96.6 11.1 10.0% 1.1 21.1 13.1% 2.8
Remaining prsopects 19.2 16.6 10.0% 1.7 14.4 13.1% 1.9
All prospects 115.8 27.7 10.0% 2.8 35.5 13.1% 4.7
Net to Maine (Tcfe) 15.2 10.0% 1.5 21.5 13.1% 2.8

Confidential
Other Maine resources

(1) Assumes forward curve pricing as of 11/30/12 and illustrative discount rate of 12%.
Risking cases 1-3 assign no value to
discoveries of 4 Tcfe net to Maine
(other than 200 Bcfe for Davy Jones)
GOM ultra-deep discoveries
Illustrative value for 321 Bcfe of ultra-deep
discoveries, excluding Davy Jones, is $1.00 per
share
(1)
Development
Net plan
resources received % of
(Bcfe) (Bcfe) total
Davy Jones 1,631 201 12.3%
Lafitte 1,365 117 8.6%
Blackbeard East 597 115 19.2%
Blackbeard West 427 90 21.0%
Total 4,020 522 13.0%

Confidential
Premiums paid on selected precedent transactions
100% cash consideration, transaction value >$2 billion

($ in millions)
Ann. Trans.
Premium to (1)
Date Target Acquiror Value 1-Day 5-Day 10-Day 20-Day 30-Day 60-Day 52wk high
09/03/12 Medicis Pharmaceutical Corp Valeant Pharm Intl Inc $3,074 39.4% 34.5% 34.0% 33.5% 33.1% 33.1% 9.7%
07/23/12 Nexen Inc. CNOOC 17,743 61.2% 66.0% 67.1% 73.7% 74.5% 74.5% 10.0%
07/09/12 Amerigroup Corp WellPoint Inc 4,852 43.0% 39.6% 45.8% 47.2% 47.2% 47.2% 22.4%
07/01/12 Lincare Holdings Inc Linde AG 3,689 64.3% 61.2% 66.7% 82.2% 81.5% 81.5% 36.5%
06/29/12 Amylin Pharmaceuticals Inc Bristol-Myers Squibb Co 7,183 101.4% 103.1% 97.7% 81.4% 73.5% 73.5% 68.0%
04/19/12 Human Genome Sciences Inc GlaxoSmithKline PLC 2,910 98.7% 92.3% 79.9% 85.1% 75.9% 75.9% (52.5%)
01/07/12 Inhibitex Inc Bristol-Myers Squibb Co 2,524 163.4% 137.7% 137.4% 86.2% 86.2% 86.2% 57.7%
09/12/11 NetLogic Microsystems Broadcom Corp. 3,678 56.7% 67.3% 74.0% 58.4% 58.4% 58.4% 14.4%
08/15/11 Motorola Mobility Holdings Inc Google Inc 11,878 63.5% 85.8% 82.2% 84.4% 89.4% 89.4% 9.5%
07/14/11 Petrohawk Energy Corp BHP Billiton PLC 15,068 65.0% 57.7% 57.1% 63.6% 62.1% 62.1% 41.2%
06/23/11 Southern Union Co The Williams Cos Inc 5,520 55.7% 50.2% 48.6% 55.9% 58.9% 58.9% 44.3%
06/13/11 The Timberland Co VF Enterprises Inc 2,181 43.4% 45.8% 32.2% 27.6% 26.9% 26.9% (5.9%)
06/06/11 Temple-Inland Inc International Paper Co 3,582 47.5% 30.6% 38.8% 31.2% 33.2% 33.2% 18.3%
05/06/11 Warner Music Group Corp       Access Industries Inc         3,306 74.8% 56.8% 53.1% 50.3% 50.3% 50.3% 2.9%
05/04/11 Varian Semiconductor Equip    Applied Materials 4,715 55.4% 34.5% 46.0% 30.0% 33.2% 33.2% 25.0%
04/04/11 National Semiconductor Corp   Texas Instruments Inc         6,360 77.7% 73.3% 78.6% 70.2% 61.2% 61.2% 56.3%
03/28/11 GSI Commerce Inc              eBay Inc. 2,279 50.9% 49.3% 59.0% 40.7% 40.4% 40.4% (6.7%)
02/07/11 Beckman Coulter Inc           Danaher Corp                  5,782 46.3% 42.8% 50.5% 49.0% 48.9% 48.9% 19.5%
11/30/10 Baldor Electric Co            ABB Ltd                       4,188 40.8% 41.5% 42.7% 50.6% 51.1% 51.1% 38.7%
11/15/10 Bucyrus International Inc     Caterpillar Inc               7,453 32.2% 27.7% 36.5% 23.6% 23.8% 23.8% 21.2%
10/12/10 King Pharmaceuticals Inc Pfizer Inc 3,566 40.4% 40.3% 43.5% 53.2% 52.1% 52.1% 8.0%
08/23/10 3PAR Inc Hewlett-Packard Co 2,065 82.9% 83.3% 223.9% 244.8% 254.8% 254.8% 82.1%
08/19/10 McAfee Inc Intel 7,828 60.4% 60.2% 47.6% 52.0% 56.0% 56.0% 5.1%
05/12/10 Sybase Inc SAP 6,149 56.4% 53.0% 50.5% 38.1% 38.1% 38.1% 34.9%
03/01/10 OSI Pharmaceuticals Inc Astellas Pharma Inc 3,100 55.3% 55.2% 62.1% 68.0% 69.9% 69.9% 44.4%
02/28/10 Millipore Corp Merck KGaA 6,127 50.0% 54.9% 57.5% 51.1% 50.0% 50.0% 43.6%
11/11/09 3Com Corp Hewlett-Packard Co 3,183 38.8% 44.7% 45.2% 38.8% 38.6% 38.6% 33.9%
09/21/09 Perot Systems Corp Dell Inc 3,628 67.5% 74.6% 80.1% 76.5% 76.5% 76.5% 59.4%
04/20/09 Sun Microsystems Inc Oracle Corp 7,305 42.0% 48.0% 11.9% 17.3% 17.3% 17.3% (42.0%)
10/02/08 Atmel Corp                    Microchip Technology Inc      2,249 52.4% 37.4% 31.6% 26.3% 21.7% 21.7% (14.2%)
07/14/08 Republic Services Inc         Waste Management Inc          7,016 32.6% 29.3% 24.6% 9.3% 9.3% 9.3% 5.7%
07/14/08 Duvernay Oil Corp Royal Dutch Shell 5,838 42.0% 51.2% 37.0% 34.3% 34.3% 34.3% 22.8%
07/10/08 Rohm & Haas Co                Dow Chemical Co               15,513 74.0% 72.3% 59.0% 53.3% 51.1% 51.1% 24.4%
05/13/08 Electronic Data Systems Corp  Hewlett-Packard Co            12,565 32.6% 29.8% 31.9% 47.2% 44.9% 44.9% (14.2%)
03/03/08 Diebold Inc                   United Technologies Corp      2,632 65.8% 55.3% 60.4% 47.4% 54.7% 54.7% (26.6%)
02/21/08 ChoicePoint Inc               Reed Elsevier Group PLC       3,790 48.5% 46.0% 52.4% 55.3% 56.9% 56.9% 12.9%
12/10/07 Adams Respiratory Therapeutics Reckitt Benckiser PLC         2,267 37.4% 38.6% 45.0% 39.0% 39.1% 39.1% 28.6%
11/26/07 Genlyte Group Inc             Philips Holding USA Inc       2,810 52.4% 46.7% 43.9% 65.7% 64.4% 64.4% 8.6%
10/15/07 Tektronix Inc                 Danaher Corp                  2,956 34.1% 31.9% 36.1% 19.4% 19.8% 19.8% 7.4%
Source:
SDC Platinum, FactSet Research Systems.
Note:
Highlighted deals represent E&P transactions.
(1)
Premium to unaffected spot prices.

Confidential
Premiums paid on selected precedent transactions (cont’d)
100% cash consideration, transaction value >$2 billion

($ in millions)
Ann. Trans. Premium to
(1)
Date Target Acquiror Value 1-Day 5-Day 10-Day 20-Day 30-Day 60-Day 52wk high
08/02/07 CheckFree Corp                Fiserv Inc                    4,290 30.3% 26.7% 19.4% 18.4% 17.4% 17.4% 7.3%
07/27/07 Kyphon Inc                    Medtronic Inc                 4,068 32.3% 29.1% 30.8% 46.3% 45.4% 45.4% 24.3%
07/25/07 Dade Behring Holdings Inc     Siemens Medical Solutions Inc 7,131 37.7% 37.3% 41.5% 46.0% 48.7% 48.7% 32.1%
07/03/07 Huntsman Corp                 Hexion Specialty Chemicals Inc 6,239 48.1% 42.9% 42.9% 42.6% 42.1% 42.1% 27.7%
05/18/07 aQuantive Inc                 Microsoft Corp                6,333 85.4% 91.4% 116.5% 108.5% 111.8% 111.8% 84.2%
04/30/07 Intl Sec Exchange Hldgs Inc   Eurex AG                      2,821 47.6% 38.0% 30.8% 38.3% 38.3% 38.3% 17.5%
03/29/07 Lone Star Technologies Inc    United States Steel Corp      2,099 39.3% 38.3% 44.5% 41.4% 41.5% 41.5% 5.5%
11/06/06 Kos Pharmaceuticals Inc       Abbott Laboratories           4,146 55.7% 59.2% 57.1% 60.1% 60.2% 60.2% 6.0%
10/28/06 American Power Conversion Schneider Electric SA 6,085 30.5% 32.9% 34.8% 43.5% 41.8% 41.8% 25.3%
10/02/06 Myogen Inc                    Gilead Sciences Inc           2,474 49.7% 49.2% 51.6% 50.0% 50.9% 50.9% 24.2%
06/29/06 RSA Security Inc              EMC Corp                      2,337 44.6% 49.2% 58.6% 80.9% 88.2% 88.2% 33.1%
06/23/06 Kerr-McGee Corp               Anadarko Petroleum Corp       17,818 40.2% 37.3% 35.1% 34.6% 36.5% 36.5% 22.6%
06/23/06 Western Gas Resources Inc     Anadarko Petroleum Corp       5,385 49.1% 44.7% 38.8% 28.4% 31.5% 31.5% 4.9%
06/12/06 Maverick Tube Corp            Tenaris SA                    3,096 42.4% 35.5% 37.0% 22.6% 19.8% 19.8% 4.6%
12/14/05 Anteon International Corp General Dynamics Corp 2,176 36.1% 32.7% 29.5% 23.6% 21.7% 21.7% 15.1%
12/14/05 Abgenix Inc Amgen Inc 2,127 53.6% 58.5% 59.6% 67.7% 67.9% 67.9% 52.1%
11/13/05 Georgia-Pacific Corp Koch Forest Products Inc 12,634 38.5% 44.8% 47.6% 54.0% 54.7% 54.7% 24.8%
09/19/05 Spinnaker Exploration Co Norsk Hydro ASA 2,545 34.4% 44.3% 48.9% 54.6% 54.6% 54.6% 31.8%
08/24/05 York International Corp Johnson Controls Inc 3,288 35.3% 36.9% 33.8% 31.9% 34.9% 34.9% 31.4%
08/03/05 Reebok International Ltd adidas-Salomon AG 4,220 34.2% 38.7% 40.1% 40.3% 39.1% 39.1% 27.4%
All transactions Mean 52.7% 51.1% 53.7% 52.5% 52.6% 52.6% 21.3%
Median 48.1% 45.8% 46.0% 47.4% 48.9% 48.9% 22.6%
E&P transactions Mean 48.6% 50.2% 47.3% 48.2% 48.9% 48.9% 22.2%
Median 45.6% 47.9% 43.8% 44.6% 45.6% 45.6% 22.7%
2012YTD transactions Mean 81.6% 76.3% 75.5% 69.9% 67.4% 67.4% 21.7%
Median 64.3% 66.0% 67.1% 81.4% 74.5% 74.5% 22.4%
2011 transactions Mean 57.9% 54.0% 56.4% 51.0% 51.2% 51.2% 19.9%
Median 55.7% 50.2% 53.1% 50.3% 50.3% 50.3% 18.3%
2009 transactions Mean 51.5% 53.0% 63.8% 64.9% 66.2% 66.2% 29.9%
Median 50.0% 53.0% 47.6% 51.1% 51.1% 51.1% 34.9%
2008 transactions Mean 49.7% 45.9% 42.4% 39.0% 39.0% 39.0% 1.5%
Median 48.5% 46.0% 37.0% 47.2% 44.9% 44.9% 5.7%
2005-07 transactions Mean 43.0% 42.8% 44.5% 46.0% 46.5% 46.5% 23.8%
Median 39.3% 38.6% 41.5% 42.6% 41.8% 41.8% 24.3%
$2 – 4 billion transactions Mean 55.3% 52.3% 58.6% 56.6% 57.0% 57.0% 18.6%
Median 48.7% 46.2% 47.0% 48.7% 50.6% 50.6% 16.3%
Source: SDC Platinum, FactSet Research Systems.
Note: Highlighted deals represent E&P transactions.
(1) Premium to unaffected spot prices.

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